UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):            February 3, 2020

AMREP CORPORATION
(Exact name of registrant as specified in its charter)

Oklahoma	1-4702	59-0936128
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

620 West Germantown Pike, Suite 175 Plymouth Meeting, PA	19462
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (610) 487-0905

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $.10 par value	AXR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 3, 2020, Mountain Hawk East Development Company LLC (“MHEDC”), an indirect subsidiary of AMREP Corporation, entered into a Business Loan Agreement with Sandia Laboratory Federal Credit Union (“Lender”). The Business Loan Agreement is evidenced by a Promissory Note, and is secured by a Line of Credit Mortgage, between MHEDC and Lender, with respect to certain planned residential lots within the Hawk Site subdivision located in Rio Rancho, New Mexico. Pursuant to a Commercial Guaranty entered into by AMREP Southwest Inc. (“ASW”), an indirect subsidiary of AMREP Corporation, in favor of Lender, ASW has guaranteed MHEDC’s obligations under each of the above agreements.

•	Available Principal: Lender agreed to lend up to $3,000,000 to MHEDC on a revolving line of credit basis to partially fund the development of certain planned residential lots within the Hawk Site subdivision. The maximum principal available under the loan will be limited to 75% of the bulk discounted value of the lots to be developed with the loan proceeds.

•	Maturity Date: The loan is scheduled to mature on August 1, 2022.

•	Interest Payments: Interest on the outstanding principal amount of the loan is payable monthly at the fixed annual rate of 4.5%.

•	Principal Payments: Lender is required to release the lien of its mortgage on any lot upon MHEDC making a principal payment equal to $52,000 per lot. On the maturity date, MHEDC will be required to make a final payment of all outstanding principal and accrued and unpaid interest. The outstanding principal amount of the loan may be prepaid at any time without penalty.

MHEDC and ASW have made certain representations and warranties in connection with this loan and are required to comply with various covenants, reporting requirements and other customary requirements for similar loans. The loan documentation contains customary events of default for similar financing transactions, including: MHEDC’s failure to make principal, interest or other payments when due; the failure of MHEDC or ASW to observe or perform their respective covenants under the loan documentation; the representations and warranties of MHEDC or ASW being false; the insolvency or bankruptcy of MHEDC or ASW; and the failure of ASW to maintain a tangible net worth of at least $29 million. Upon the occurrence and during the continuance of an event of default, Lender may declare the outstanding principal amount and all other obligations under the loan immediately due and payable. MHEDC incurred certain customary costs and expenses and paid certain fees to Lender in connection with the loan.

The foregoing description of the loan documentation is a summary only and is qualified in all respects by the provisions of the loan documentation; copies of the Business Loan Agreement, Promissory Note, Line of Credit Mortgage and Commercial Guaranty are attached hereto as Exhibits 10.1 through 10.4 and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Business Loan Agreement, dated as of February 3, 2020, between Sandia Laboratory Federal Credit Union and Mountain Hawk East Development Company LLC.

10.2	Promissory Note, dated February 3, 2020, by Mountain Hawk East Development Company LLC in favor of Sandia Laboratory Federal Credit Union.

10.3	Line of Credit Mortgage, dated as of February 3, 2020, between Sandia Laboratory Federal Credit Union and Mountain Hawk East Development Company LLC.

10.4	Commercial Guaranty, dated as of February 3, 2020, made by AMREP Southwest Inc. for the benefit of Sandia Laboratory Federal Credit Union.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMREP Corporation

Date: February 3, 2020	By:	/s/ Christopher V. Vitale
Name: Christopher V. Vitale
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Business Loan Agreement, dated as of February 3, 2020, between Sandia Laboratory Federal Credit Union and Mountain Hawk East Development Company LLC.

10.2	Promissory Note, dated February 3, 2020, by Mountain Hawk East Development Company LLC in favor of Sandia Laboratory Federal Credit Union.

10.3	Line of Credit Mortgage, dated as of February 3, 2020, between Sandia Laboratory Federal Credit Union and Mountain Hawk East Development Company LLC.

10.4	Commercial Guaranty, dated as of February 3, 2020, made by AMREP Southwest Inc. for the benefit of Sandia Laboratory Federal Credit Union.